Exhibit 99.1

Contact: Brian W. Wingard Treasurer (814) 765-9621 FOR IMMEDIATE RELEASE

CNB FINANCIAL CORPORATION REPORTS SECOND QUARTER EARNINGS FOR 2016

Clearfield, Pennsylvania – July 21, 2016

CNB Financial Corporation (“CNB”) (NASDAQ: CCNE), the parent company of CNB Bank, today announced its earnings for the second quarter and first six months of 2016. Highlights include the following:

•	Net income of $4.1 million, or $0.28 per share, in the second quarter of 2016, compared to net income of $5.6 million, or $0.39 per share, in the second quarter of 2015.

•	Net income of $9.1 million, or $0.63 per share, for the six months ended June 30, 2016, compared to net income of $11.2 million, or $0.77 per share, for the six months ended June 30, 2015.

•	Excluding the effects of realized gains on the sale of available-for-sale securities and certain one-time costs as described in the financial tables, pre-tax income of $7.4 million for the three months ended June 30, 2016, compared to pre-tax income of $7.2 million for the three months ended June 30, 2015.

•	Excluding the effects of realized gains on the sale of available-for-sale securities and certain one-time costs as described in the financial tables, pre-tax income of $14.2 million for the six months ended June 30, 2016, compared to pre-tax income of $14.8 million for the six months ended June 30, 2015.

•	Total deposits of $1.9 billion at June 30, 2016, an increase of $75.5 million, or 4.2%, as compared to December 31, 2015, and an increase of $27.8 million, or 1.5%, as compared to June, 2015. CNB’s loan to deposit ratio increased from 77.9% at June 30, 2015 to 87.6% at June 30, 2016.

•	Total loans of $1.7 billion at June 30, 2016, an increase of $204.4 million, or 14.1%, as compared to June 30, 2015 and an increase of $78.0 million, or 4.9%, as compared to December 31, 2015. All of CNB’s loan growth during the 12 months ended June 30, 2016 was organic.

•	Net interest margin of 3.70% for the six months ended June 30, 2016, compared to 3.72% for the six months ended June 30, 2015. Included in net interest income in 2016 was $348 thousand of net accretion related to acquired loans, which was down from $1.3 million included in 2015. Excluding the impact of the net accretion, net interest income increased by $2.7 million for 2016 as compared to 2015.

•	Tangible book value per share of $12.57 as of June 30, 2016, an increase of 11.3% over tangible book value per share of $11.29 at June 30, 2015.

•	Non-performing assets of $12.7 million, or 0.54% of total assets as of June 30, 2016, compared to $13.1 million, or 0.58% of total assets, at June 30, 2015.

CNB also successfully closed its previously announced acquisition of Lake National Bank (“LNB”) on July 15, 2016. Under the terms of the merger agreement, LNB merged with and into CNB Bank, with CNB Bank being the surviving corporation of the merger.

Joseph B. Bower, Jr., President and CEO, commented “CNB has a recent history of rapid growth and great earnings. In recognizing how fast we have grown over the past five years, we made a conscious decision to evaluate our entire infrastructure. We decided it was time to add additional resources and change our core processor. In doing this, we know that in the short term, earnings will be impacted, but the changes will positively enhance our market position and earnings capabilities. As we are organized today, we are ready to realize the potential of our newer markets in Columbus, Cleveland, and Buffalo.”

Net Interest Margin

Net interest margin on a fully tax equivalent basis was 3.70% for the six months ended June 30, 2016, compared to 3.72% for the six months ended June 30, 2015. Net accretion included in loan interest income in the first six months of 2016 related to acquired loans was $348 thousand, resulting in an increase in the net interest margin of 4 basis points. Net accretion included in loan interest income in the first six months of 2015 related to acquired loans was $1.3 million, resulting in an increase in the net interest margin of 13 basis points.

During 2015 and the first six months of 2016, CNB experienced continued pressure on its net interest margin as a result of loans repricing downward and new loans with market yields significantly below historical averages, which is consistent with the trends across the financial services industry in this historically low interest rate environment. Throughout the current interest rate cycle, CNB has been able to gradually lower its cost of funds, primarily through disciplined deposit pricing. The cost of interest-bearing liabilities was 68 basis points during the first six months of 2016, compared to 71 basis points during the first six months of 2015.

Asset Quality

During the three and six months ended June 30, 2016, CNB recorded a provision for loan losses of $220 thousand and $1.4 million, as compared to a provision for loan losses of $486 thousand and $1.4 million for the three and six months ended June 30, 2015. Net chargeoffs during the three and six months ended June 30, 2016 were $970 thousand and $2.2 million, as compared to $664 thousand and $1.3 million for the three and six months ended June 30, 2015.

The increase in chargeoffs was primarily attributable to consumer loans held in CNB’s consumer discount company, Holiday Financial Services Corporation. There were no new impaired commercial loan relationships that required a significant loss reserve in the first six months of 2016. The overall decrease in the provision for loan losses in the second quarter of 2016 compared to the second quarter of 2015 primarily reflects lower historical loss rates in the commercial & industrial, commercial real estate, and residential real estate portfolio segments.

Non-Interest Income

Non-interest income was $4.4 million and $7.5 million for the three and six months ended June 30, 2016, compared to $4.1 million and $7.2 million for the three and six months ended June 30, 2015. In the second quarter of 2016, CNB realized gains on the sale of available-for-sale securities in the amount of $1.0 million, including $922 thousand on the sale of two structured pooled trust preferred securities that had no carrying value due to other-than-temporary impairment charges recorded in previous periods.

Non-Interest Expenses

Total non-interest expenses were $18.3 million and $32.5 million during the three and six months ended June 30, 2016, compared to $14.1 million and $27.2 million during the three and six months ended June 30, 2015. Throughout 2015 and the first six months of 2016, CNB made numerous infrastructure, personnel, and other investments to facilitate its continued growth. In order to better serve our customers and to achieve operational efficiencies, CNB completed a core processing system upgrade in May 2016. Included in non-interest expenses in 2016 were $3.3 million of non-recurring items, with merger related expenses of $227, costs associated with our core processing system upgrade of $1.6 million, and a prepayment penalty associated with the early payoff of long-term borrowings of $1.5 million. The borrowings totaled $40 million and carried interest rates ranging from 3.97% to 4.60%, and the resulting interest expense savings are projected at $870 thousand for 2016 and $1.0 million for 2017.

Salaries and benefits expenses increased $1.3 million, or 8.9%, during the six months ended June 30, 2016 compared to the six months ended June 30, 2015. As of June 30, 2016, CNB had 453 full-time equivalent staff, compared to 430 full-time equivalent staff as of June 30, 2015. The staff added during this period included both customer-facing personnel such as business development and wealth management officers, as well as support department personnel.

About CNB Financial Corporation

CNB Financial Corporation is a financial holding company with consolidated assets of approximately $2.3 billion that conducts business primarily through CNB Bank, CNB’s principal subsidiary. CNB Bank is a full-service bank engaging in a full range of banking activities and services, including trust and wealth management services, for individual, business, governmental, and institutional customers. CNB Bank operations include a private banking division, three loan production offices, 31 full-service offices in Pennsylvania and northeast Ohio, including ERIEBANK, a division of CNB Bank, and 9 full-service offices in central Ohio conducting business as FCBank, a division of CNB Bank. More information about CNB and CNB Bank may be found on the internet at www.cnbbank.bank.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to CNB’s financial condition, liquidity, results of operations, future performance and business. These forward-looking statements are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that are not historical facts. Forward-looking statements include statements with respect to beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions that are subject to significant risks and uncertainties and are subject to change based on various factors (some of which are beyond CNB’s control). Forward-looking statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “forecasts,” “intends,” “plans,” “targets,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would” and “could.” CNB’s actual results may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. For more information about factors that could cause actual results to differ from those discussed in the forward-looking statements, please refer to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of and the forward-looking statement disclaimers in CNB’s annual and quarterly reports.

The forward-looking statements are based upon management’s beliefs and assumptions and are made as of the date of this press release. CNB undertakes no obligation to publicly update or revise any forward-looking statements included in this press release or to update the reasons why actual results could differ from those contained in such statements, whether as a result of new information, future events or otherwise, except to the extent required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this press release might not occur and you should not put undue reliance on any forward-looking statements.

Financial Tables

The following tables supplement the financial highlights described previously for CNB Financial Corporation.

	(unaudited) Three Months Ended June 30,			(unaudited) Six Months Ended June 30,
(Dollars in thousands, except share and per share data)
	2016	2015	% change	2016	2015	% change
Income Statement
Interest income	$22,473	$21,306	5.5%	$44,539	$42,947	3.7%
Interest expense	3,070	3,155	-2.7%	6,194	6,206	-0.2%

Net interest income	19,403	18,151	6.9%	38,345	36,741	4.4%
Provision for loan losses	220	486	-54.7%	1,416	1,429	-0.9%

Net interest income after provision for loan losses	19,183	17,665	8.6%	36,929	35,312	4.6%

Non-interest income
Service charges on deposit accounts	1,006	1,094	-8.0%	1,987	2,111	-5.9%
Other service charges and fees	624	761	-18.0%	1,184	1,385	-14.5%
Wealth and asset management fees	780	751	3.9%	1,503	1,517	-0.9%
Net realized gains on available-for-sale securities	1,005	472	112.9%	1,005	491	104.7%
Net realized and unrealized gains (losses) on trading securities	64	(29)	NA	30	(61)	NA
Mortgage banking	147	207	-29.0%	318	320	-0.6%
Bank owned life insurance	263	289	-9.0%	526	565	-6.9%
Other	481	596	-19.3%	960	910	5.5%

Total non-interest income	4,370	4,141	5.5%	7,513	7,238	3.8%

Non-interest expenses
Salaries and benefits	7,908	7,506	5.4%	15,399	14,138	8.9%
Net occupancy expense of premises	1,881	1,794	4.8%	3,720	3,593	3.5%
FDIC insurance premiums	340	323	5.3%	662	619	6.9%
Core Deposit Intangible amortization	217	259	-16.2%	432	518	-16.6%
Prepayment penalties — long-term borrowings	1,506	—	NA	1,506	—	NA
Core processing conversion costs	1,488	—	NA	1,555	—	NA
Merger costs	185	—	NA	227	—	NA
Other	4,779	4,239	12.7%	8,983	8,346	7.6%

Total non-interest expenses	18,304	14,121	29.6%	32,484	27,214	19.4%

Income before income taxes	5,249	7,685	-31.7%	11,958	15,336	-22.0%
Income tax expense	1,184	2,083	-43.2%	2,874	4,169	-31.1%

Net income	$4,065	$5,602	-27.4%	$9,084	$11,167	-18.7%

Average diluted shares outstanding	14,367,812	14,323,826		14,362,273	14,366,170
Diluted earnings per share	$0.28	$0.39	-28.2%	$0.63	$0.77	-18.2%
Cash dividends per share	$0.165	$0.165	0.0%	$0.330	$0.330	0.0%
Payout ratio	59%	42%		52%	43%

	(unaudited) Three Months Ended June 30,			(unaudited) Six Months Ended June 30,
(Dollars in thousands, except share and per share data)
	2016	2015	% change	2016	2015	% change
Average Balances
Loans, net of unearned income	$1,635,204	$1,423,276		$1,615,493	$1,392,978
Total earning assets	2,186,049	2,093,536		2,174,251	2,064,594
Total assets	2,324,787	2,231,083		2,312,323	2,202,811
Total deposits	1,898,836	1,856,095		1,877,085	1,850,136
Shareholders’ equity	210,649	195,232		209,373	194,646

Performance Ratios (quarterly information annualized)
Return on average assets	0.70%	1.00%		0.79%	1.01%
Return on average equity	7.72%	11.48%		8.68%	11.47%
Net interest margin (FTE)	3.73%	3.60%		3.70%	3.72%

Loan Charge-Offs
Net loan charge-offs	$970	$664		$2,165	$1,298
Net loan charge-offs / average loans	0.24%	0.19%		0.27%	0.19%

The following is a non-GAAP disclosure of pre-tax net income excluding the effects of net realized gains on the sale of available for sale securities and one-time expenses including prepayment penalties on long-term borrowings, core processing conversion costs, and merger costs:

	(unaudited) Three Months Ended June 30,			(unaudited) Six Months Ended June 30,
	(Dollars in thousands)
	2016	2015	% change	2016	2015	% change
Pre-tax net income, GAAP basis	$5,249	$7,685	-31.7%	$11,958	$15,336	-22.0%
Net realized (gains) losses on available-for-sale securities	(1,005)	(472)	112.9%	(1,005)	(491)	104.7%
Prepayment penalties — long-term borrowings	1,506	—	NA	1,506	—	NA
Core processing conversion costs	1,488	—	NA	1,555	—	NA
Merger costs	185	—	NA	227	—	NA

Pre-tax net income, non-GAAP	$7,423	$7,213	2.9%	$14,241	$14,845	-4.1%

	(unaudited) June 30,	December 31,	(unaudited) June 30,	% change versus
	2016	2015	2015	12/31/15	6/30/15
	(Dollars in thousands, except share and per share data)
Ending Balance Sheet
Loans, net of unearned income	$1,655,844	$1,577,798	$1,451,464	4.9%	14.1%
Loans held for sale	863	1,381	2,271	-37.5%	-62.0%
Investment securities	525,439	550,619	644,778	-4.6%	-18.5%
FHLB and other equity interests	16,023	15,921	13,042	0.6%	22.9%
Other earning assets	2,992	3,959	3,495	-24.4%	-14.4%

Total earning assets	2,201,161	2,149,678	2,115,050	2.4%	4.1%
Allowance for loan losses	(15,988)	(16,737)	(17,504)	-4.5%	-8.7%
Goodwill	27,194	27,194	27,194	0.0%	0.0%
Core deposit intangible	1,964	2,395	2,885	-18.0%	-31.9%
Other assets	122,061	122,606	126,164	-0.4%	-3.3%

Total assets	$2,336,392	$2,285,136	$2,253,789	2.2%	3.7%

Non interest-bearing deposits	$253,352	$263,639	$257,873	-3.9%	-1.8%
Interest-bearing deposits	1,637,243	1,551,414	1,604,875	5.5%	2.0%

Total deposits	1,890,595	1,815,053	1,862,748	4.2%	1.5%
Borrowings	185,653	220,515	151,644	-15.8%	22.4%
Subordinated debt	20,620	20,620	20,620	0.0%	0.0%

	(unaudited) June 30,	December 31,	(unaudited) June 30,	% change versus
	2016	2015	2015	12/31/15	6/30/15
	(Dollars in thousands, except share and per share data)
Other liabilities	28,586	27,035	26,040	5.7%	9.8%
Common stock	—	—	—	NA	NA
Additional paid in capital	77,337	77,827	77,488	-0.6%	-0.2%
Retained earnings	127,614	123,301	117,025	3.5%	9.0%
Treasury stock	(205)	(1,114)	(1,170)	-81.6%	-82.5%
Accumulated other comprehensive income (loss)	6,192	1,899	(606)	226.1%	NA

Total shareholders’ equity	210,938	201,913	192,737	4.5%	9.4%

Total liabilities and shareholders’ equity	$2,336,392	$2,285,136	$2,253,789	2.2%	3.7%

Ending shares outstanding	14,462,007	14,408,430	14,404,466
Book value per share	$14.59	$14.01	$13.38
Tangible book value per share (*)	$12.57	$11.96	$11.29

Capital Ratios
Tangible common equity / tangible assets (*)	7.88%	7.64%	7.31%
Tier 1 leverage ratio	8.62%	8.73%	8.61%
Common equity tier 1 ratio	10.56%	10.90%	11.47%
Tier 1 risk based ratio	11.75%	12.14%	12.82%
Total risk based ratio	12.70%	13.18%	14.00%

Asset Quality
Non-accrual loans	$11,998	$12,159	$11,989
Loans 90+ days past due and accruing	162	105	67

Total non-performing loans	12,160	12,264	12,056
Other real estate owned	516	925	1,031

Total non-performing assets	$12,676	$13,189	$13,087

Loans modified in a troubled debt restructuring (TDR):
Performing TDR loans	$8,903	$9,304	$11,142
Non-performing TDR loans **	5,183	5,637	6,061

Total TDR loans	$14,086	$14,941	$17,203

Non-performing assets / Loans + OREO	0.77%	0.84%	0.90%
Non-performing assets / Total assets	0.54%	0.58%	0.58%
Allowance for loan losses / Loans	0.97%	1.06%	1.21%

* - Tangible common equity, tangible assets and tangible book value per share are non-GAAP financial measures calculated using GAAP amounts. Tangible common equity is calculated by excluding the balance of goodwill and other intangible assets from the calculation of stockholders’ equity. Tangible assets is calculated by excluding the balance of goodwill and other intangible assets from the calculation of total assets. Tangible book value per share is calculated by dividing tangible common equity by the number of shares outstanding. CNB believes that these non-GAAP financial measures provide information to investors that is useful in understanding its financial condition. Because not all companies use the same calculation of tangible common equity and tangible assets, this presentation may not be comparable to other similarly titled measures calculated by other companies. A reconciliation of these non-GAAP financial measures is provided below (dollars in thousands, except per share data).

** - Nonperforming TDR loans are also included in the balance of non-accrual loans in the previous table.

(Dollars in thousands, except share and per share data)
	(unaudited) June 30, 2016	December 31, 2015	(unaudited) June 30, 2015
Shareholders’ equity	$210,938	$201,913	$192,737
Less goodwill	27,194	27,194	27,194
Less core deposit intangible	1,964	2,395	2,885

Tangible common equity	$181,780	$172,324	$162,658

Total assets	$2,336,392	$2,285,136	$2,253,789
Less goodwill	27,194	27,194	27,194
Less core deposit intangible	1,964	2,395	2,885

Tangible assets	$2,307,234	$2,255,547	$2,223,710

Ending shares outstanding	14,462,007	14,408,430	14,404,466

Tangible book value per share	$12.57	$11.96	$11.29
Tangible common equity/Tangible assets	7.88%	7.64%	7.31%